                                                                     EXHIBIT 4.1


                           SIMON PROPERTY GROUP, L.P.
                                     ISSUER


                                       TO


                            THE CHASE MANHATTAN BANK
                                     TRUSTEE


                         SEVENTH SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY __, 1999


                       $300,000,000 6.750% NOTES DUE 2004
                       $300,000,000 7.125% NOTES DUE 2009

                            SUPPLEMENT TO INDENTURE,
                         DATED AS OF NOVEMBER 26, 1996,
                                     BETWEEN
                           SIMON PROPERTY GROUP, L.P.
                                       AND
                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

      SEVENTH SUPPLEMENTAL INDENTURE, dated as of February __, 1999 (the "Seventh Supplemental Indenture"), between SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the "Issuer" or the "Operating Partnership"), having its principal offices at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee"), having its Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                                    RECITALS

      WHEREAS, the Issuer and Simon Property Group, L.P., a Delaware limited partnership acting as a guarantor (the "Guarantor"), executed and delivered an Indenture (the "Original Indenture"), dated as of November 26, 1996, to the Trustee providing for the issuance from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer; and

      WHEREAS, on December 31, 1997 the Guarantor was merged into the Issuer as contemplated under the Indenture; and

      WHEREAS, the Issuer changed its name from "Simon DeBartolo Group, L.P." to "Simon Property Group, L.P." effective as of September 24, 1998; and

      WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof; and

      WHEREAS, the Issuer intends by this Seventh Supplemental Indenture to create and provide for the following series of debt securities (the "Notes"):

            (i) Simon Property Group, L.P. 6.750% Notes due 2004 (the "2004 Notes") in an aggregate principal amount of $300,000,000;

            (ii) Simon Property Group, L.P. 7.125% Notes due 2009 (the "2009 Notes") in an aggregate principal amount of $300,000,000; and

      WHEREAS, the Board of Directors of Simon Property Group, Inc., the managing general partner of the Issuer, has approved the creation of the Notes and the forms, terms and conditions thereof pursuant to Section 301 of the Original Indenture; and

      WHEREAS, all actions required to be taken under the Original Indenture with respect to this Seventh Supplemental Indenture have been taken.

            NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE ONE

                   DEFINITIONS, CREATION, FORMS AND TERMS AND
                             CONDITIONS OF THE NOTES

      SECTION 1.01 DEFINITIONS. Capitalized terms used in this Seventh Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. Certain terms, used principally in Article Two of this Seventh Supplemental Indenture, are defined in that Article.

In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

      "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York are open for business.

      "DTC" mean The Depository Trust Company, its nominees and their successors and assigns.

      "GLOBAL NOTE" means the 2004 Global Note and the 2009 Global Note.

      "INDENTURE" means the Original Indenture as supplemented by this Seventh Supplemental Indenture.

      "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value, as of the date of such redemption or accelerated payment, of each Dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such Dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption or accelerated payment is given) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Notes being redeemed or accelerated.

      "NOTES" means the 2004 Notes and the 2009 Notes.

      "REINVESTMENT RATE" means, in connection with any optional redemption or accelerated payment of any Notes, the yield on treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption and rounded to the nearest month) to Stated Maturity of the principal being redeemed (the "Treasury Yield") as stated in such Notes, plus .25%. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release under the heading "Week Ending" for "U.S. Government Securities -- Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities, rounding each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Operating Partnership.

       "STATISTICAL RELEASE" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination, then such other reasonably comparable index which shall be designated by the Operating Partnership.

       "2004 GLOBAL NOTE" means a single fully registered global note in book-entry form, substantially in the form of Exhibit A attached hereto.


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
      "2009 GLOBAL NOTE" means a single fully registered global note in book-entry form, substantially in the form of Exhibit B attached hereto.

      SECTION 1.02 CREATION OF THE NOTES. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates the 2004 Notes as a separate series of its Securities issued pursuant to the Indenture and the 2009 Notes as a separate series of its Securities issued pursuant to the Indenture. The 2004 Notes shall be issued in an aggregate principal amount of $300,000,000. The 2009 Notes shall be issued in an aggregate principal amount of $300,000,000.

      SECTION 1.03 FORM OF THE NOTES. The Notes will be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of "Cede & Co" as the nominee of DTC. The 2004 Notes shall be substantially in the form of Exhibit A attached hereto. The 2009 Notes shall be substantially in the form of Exhibit B attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

      SECTION 1.04 TERMS AND CONDITIONS OF THE NOTES. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Seventh Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

      (a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 1.02 of this Seventh Supplemental Indenture, except as permitted by Section 306 of the Original Indenture.

      (b) Stated Maturity. The 2004 Notes shall mature, and the unpaid principal thereon shall be payable, on February 9, 2004. The 2009 Notes shall mature, and the unpaid principal thereon shall be payable, on February 9, 2009.

      (c) Interest. The rate per annum at which interest shall be payable on the 2004 Notes shall be 6.750%. The rate per annum at which interest shall be payable on the 2009 Notes shall be 7.125%. Interest on the Notes shall accrue beginning February 9, 1999. Interest on the Notes shall be payable semi-annually in arrears on each February 9, and August 9, commencing August 9, 1999 (each an "Interest Payment Date"), and on the Stated Maturity as specified in Section 1.04(b) of this Seventh Supplemental Indenture, to the Persons (the "Holders") in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business 15 calendar days prior to such payment date regardless of whether such day is a Business Day (each, a "Regular Record Date"). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      (d) Sinking Fund, Redemption or Repayment. No sinking fund shall be provided for the Notes and the Notes shall not be repayable at the option of the Holders thereof prior to Stated Maturity. The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"), all in accordance with the provisions of Article Eleven of the Original Indenture.


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
      If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Notes will cease to bear interest on the Redemption Date and the only right of the Holders of the Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of such Notes in accordance with such notice.

      (e) Registration and Form. The Notes shall be issuable as Registered Securities in permanent global form, and the depositary with respect to the Notes shall initially be DTC. Principal and interest payments on Notes represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered Holder of such Global Note. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds so long as the Notes are in book-entry form.

      (f) Defeasance and Covenant Defeasance. The provisions for defeasance in
Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article Two of this Seventh Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the Notes.

      (g) Make-Whole Amount Payable Upon Acceleration. Upon any acceleration of the Stated Maturity of the Notes in accordance with Section 502 of the Original Indenture, the Make-Whole Amount on the Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

      (h) Other Terms and Conditions. The Notes shall have such other terms and conditions as provided in the forms thereof attached as Exhibits A and B hereto.

                                  ARTICLE TWO

                    COVENANTS FOR BENEFIT OF HOLDERS OF NOTES

      SECTION 2.01 COVENANTS FOR BENEFIT OF HOLDERS OF NOTES. The Operating Partnership covenants and agrees, for the benefit of the Holders of the Notes, as follows:

      (a) Limitations on Incurrence of Debt. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (as defined below), other than intercompany debt (representing Debt to which the only parties are the Company (as defined below), the Operating Partnership and any of their Subsidiaries (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary) that is subordinate in right of payment to the Notes), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt would be greater than 60% of the sum of (i) the Operating Partnership's Adjusted Total Assets (as defined below) as of the end of the fiscal quarter prior to the incurrence of such additional Debt and (ii) any increase in Adjusted Total Assets from the end of such quarter including, without limitation, any pro forma increase from the application of the proceeds of such additional Debt.

      In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary ("Secured Debt"), whether owned at the date of the Original Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 55% of the sum of (i) the Operating


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
Partnership's Adjusted Total Assets as of the end of the fiscal quarter prior to the incurrence of such additional Secured Debt and (ii) any increase in Adjusted Total Assets from the end of such quarter including, without limitation, any pro forma increase from the application of the proceeds of such additional Secured Debt.

      In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Annualized EBITDA After Minority Interest to Interest Expense (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.75 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred since the first day of such four-quarter period had been incurred, and the proceeds therefrom had been applied (to whatever purposes such proceeds had been applied as of the date of calculation of such ratio), at the beginning of such period, (ii) any other Debt that has been repaid or retired since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),
(iii) any income earned as a result of any assets having been placed in service since the end of such four-quarter period had been earned, on an annualized basis, during such period, and (iv) in the case of any acquisition or disposition by the Operating Partnership, any Subsidiary or any unconsolidated joint venture in which the Operating Partnership or any Subsidiary owns an interest, of any assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

      For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Operating Partnership, its Subsidiaries and by any unconsolidated joint venture, whenever the Operating Partnership, any Subsidiary, or any unconsolidated joint venture, as the case may be, shall create, assume, guarantee or otherwise become liable in respect thereof.

      (b) Maintenance of Unencumbered Assets. The Operating Partnership is required to maintain Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Operating Partnership.

      SECTION 2.02 DEFINITIONS. As used herein:

      "Adjusted Total Assets" as of any date means the sum of (i) the amount determined by multiplying the sum of the shares of common stock of SPG Properties, Inc., a Maryland corporation ("SPG") issued in the initial public offering of SPG (the "IPO") and the units of the Operating Partnership not held by the SPG outstanding on the date of the IPO, by $22.25 (the "IPO Price"), (ii) the principal amount of the outstanding consolidated debt of SPG on the date of the IPO, less any portion applicable to minority interests, (iii) the Operating Partnership's allocable portion, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures on the date of the IPO, (iv) the purchase price or cost of any real estate assets acquired (including the value, at the time of such acquisition, of any units of the Operating Partnership or shares of common stock of the Company or SPG issued in connection therewith) or developed after the IPO by the Operating Partnership or any Subsidiary, less any portion attributable to minority interests, plus the Operating Partnership's allocable portion, based on its ownership interest, of the purchase price or cost of any real estate assets acquired or developed after the IPO by any unconsolidated joint venture, (v) the value of the Merger compiled as the sum of
(a) the purchase price including all related closing costs and (b) the value of all outstanding indebtedness less any


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
portion attributable to minority interests, including the Operating Partnership's allocable share, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures at the Merger date, and (vi) working capital of the Operating Partnership; subject, however, to reduction by the amount of the proceeds of any real estate assets disposed of after the IPO by the Operating Partnership or any Subsidiary, less any portion applicable to minority interests, and by the Operating Partnership's allocable portion, based on its ownership interest, of the proceeds of any real estate assets disposed of after the IPO by unconsolidated joint ventures.

      "Annualized EBITDA" means earnings before interest, taxes, depreciation and amortization for all properties with other adjustments as are necessary to exclude the effect of items classified as extraordinary items in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any income earned as a result of any assets having been placed in service since the end of such period had been earned, on an annualized basis, during such period, and (ii) in the case of any acquisition or disposition by the Operating Partnership, any Subsidiary or any unconsolidated joint venture in which the Operating Partnership or any Subsidiary owns an interest, of any assets since the first day of such period, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition.

      "Annualized EBITDA After Minority Interest" means Annualized EBITDA after distributions to third party joint venture partners.

      "Company" means Simon Property Group, Inc., a Delaware corporation and a general partner of the Operating Partnership.

      "Debt" means any indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership's allocable portion, based on its ownership interest, of indebtedness of unconsolidated joint ventures, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable and (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease or any lease of property by an unconsolidated joint venture as lessee which is reflected in such joint venture's balance sheet as a capitalized lease, in each case, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership's or Subsidiary's allocable portion of such obligation based on its ownership interest in the related real estate assets).

      "Fixed Charges and Preferred Unit Distributions" consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs, including the Operating Partnership's pro rata share based on its ownership interest of joint venture interest costs, whether expensed or capitalized, and the interest components of rental expense and amortization of debt issuance costs, plus any distributions on outstanding preferred units.


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
      "Interest Expense" includes the Operating Partnership's pro rata share of joint venture interest expense and is reduced by amortization of debt issuance costs.

      "Unencumbered Annualized EBITDA After Minority Interest" means Annualized EBITDA After Minority Interest less any portion thereof attributable to assets serving as collateral for Secured Debt (as defined above).

      "Unencumbered Assets" as of any date shall be equal to Adjusted Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA After Minority Interest and the denominator of which is Annualized EBITDA After Minority Interest.

      "Unsecured Debt" means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

                                 ARTICLE THREE

                                     TRUSTEE

      SECTION 3.01 TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

      SECTION 4.01 RATIFICATION OF ORIGINAL INDENTURE. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 4.02 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 4.03 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Seventh Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

      SECTION 4.04 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Seventh Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 4.05 GOVERNING LAW. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Seventh Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Seventh Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

      SECTION 4.06 COUNTERPARTS. This Seventh Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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
                                     * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                    SIMON PROPERTY GROUP, L.P.

                                    By: Simon Property Group, Inc.,
                                          its managing general partner

                                        By:_______________________________
                                           Name:
                                           Title:
Attest:

_______________________________
Name:
Title:

                                    THE CHASE MANHATTAN BANK
                                      as Trustee

                                        By:_______________________________
                                           Name:
                                           Title:
Attest:

_______________________________
Name:
Title:

                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                            REGISTERED

NO.                                                             PRINCIPAL AMOUNT

CUSIP NO. 828807 AA5                                                $300,000,000

                                 GLOBAL SECURITY
                           SIMON PROPERTY GROUP, L.P.

                              6.750% NOTE DUE 2004

      Simon Property Group, L.P., a Delaware limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of 300,000,000 Dollars on February 9, 2004 (the "Maturity Date"), and to pay interest thereon from February 9, 1999, semi-annually in arrears on February 9 and August 9 of each year (each, an "Interest Payment Date"), commencing on August 9, 1999, and on the Maturity Date, at the rate of 6.750% per annum, until payment of said principal sum has been made or duly provided for.

      The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to the Note at the close of business on the "Record Date" for such payment, which will be 15 calendar days prior to such payment date or the Maturity Date, as the case may be, regardless of whether such day is a Business Day (as defined below). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the

Indenture (as defined below). Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of each Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

      Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including February , 1999, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a "Payment Date") falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are open for business.

      Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee's Certificate of Authentication. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated:

                                    SIMON PROPERTY GROUP, L.P.
                                      as Issuer

                                    By: SIMON PROPERTY GROUP, INC.,
                                      as Managing General Partner

                                    By:_____________________________________
                                       Name:
                                       Title:

Attest:

_____________________________________
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK
                                      as Trustee

                                    By:_____________________________________
                                               Authorized Officer

                                [REVERSE OF NOTE]

                           SIMON PROPERTY GROUP, L.P.

                              6.750% NOTE DUE 2004

      This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the "Securities"), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the "Indenture"), duly executed and delivered by the Issuer to The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Seventh Supplemental Indenture, dated as of February , 1999, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the Simon Property Group, L.P. 6.750% Notes due 2004, limited in aggregate principal amount to $300,000,000 (the "Notes").

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

      The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of
(i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. Notice of any optional redemption will be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

      The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc., SPG Properties, Inc. and SD Property Group, Inc. or such partner's assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Securities and the Indenture or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

      This Note is issuable only in registered form without Coupons in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

      The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

      Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Note.

                                                                       EXHIBIT B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                            REGISTERED

NO.                                                             PRINCIPAL AMOUNT

CUSIP NO. 828807 AB3                                                $300,000,000

                                 GLOBAL SECURITY
                           SIMON PROPERTY GROUP, L.P.

                              7.125% NOTE DUE 2009

      Simon Property Group, L.P., a Delaware limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of 300,000,000 Dollars on February 9, 2009 (the "Maturity Date"), and to pay interest thereon from February , 1999, semi-annually in arrears on February 9 and August 9 of each year (each, an "Interest Payment Date"), commencing on August 9, 1999, and on the Maturity Date, at the rate of 7.125% per annum, until payment of said principal sum has been made or duly provided for.

      The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to the Note at the close of business on the "Record Date" for such payment, which will be 15 calendar days prior to such payment date or the Maturity Date, as the case may be, regardless of whether such day is a Business Day (as defined below). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the

Indenture (as defined below). Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of each Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

      Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including February , 1999, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a "Payment Date") falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are open for business.

      Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee's Certificate of Authentication. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated:

                                    SIMON PROPERTY GROUP, L.P.
                                      as Issuer

                                    By: SIMON PROPERTY GROUP, INC.,
                                          its Managing General Partner

                                    By:_____________________________________
                                       Name:
                                       Title:
Attest:

_____________________________________
Name:
Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK
                                      as Trustee

                                    By:_____________________________________
                                                Authorized Officer

                                [REVERSE OF NOTE]

                           SIMON PROPERTY GROUP, L.P.

                              7.125% NOTE DUE 2009

      This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the "Securities"), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the "Indenture"), duly executed and delivered by the Issuer to The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Seventh Supplemental Indenture, dated as of February, 1999, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used herein and not otherwise defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the Simon Property Group, L.P. 7.125% Notes due 2009, limited in aggregate principal amount to $300,000,000 (the "Notes").

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

      The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of
(i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. Notice of any optional redemption will be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

      The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc., SPG Properties, Inc. and SD Property Group, Inc. or such partner's assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Securities and the Indenture or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

      This Note is issuable only in registered form without Coupons in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

      The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

      Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Note.